Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated March 1, 2012 relating to the consolidated financial statements of BlackRock Kelso Capital Corporation appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings “Selected Financial Data” and “Senior Securities” in such Prospectus.

/s/    Deloitte & Touche LLP

New York, New York

March 21, 2012